Exhibit 99.1

The expenses to be incurred by the Company relating to the registration and offering of $300,000,000 aggregate principal amount of 2.450% Senior Notes due 2019 pursuant to a Registration Statement on Form S-3 (File No. 333-200721) and the related prospectus supplement dated December 4, 2014 are estimated to be as follows:

SEC registration fee	$34,840
Accounting fees and expenses	$90,000
Legal fees and expenses	$157,000
Fees and expenses of qualification under state securities laws (including legal fees)	—
Printing and engraving expenses	$30,000
Rating Agency fees	$358,000
Trustee’s fees and expenses	$10,000

Total	$679,840